                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                           13-4994650
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                   identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                      10017
(Address of principal executive offices)                           (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

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                              ROGERS WIRELESS INC.
               (Exact name of obligor as specified in its charter)

PROVINCE OF ONTARIO                                             NOT APPLICABLE
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

333 BLOOR STREET EAST
TORONTO, ONTARIO                                                       M4W 1G9
CANADA
 (Address of principal executive offices)                           (Zip Code)

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                     6.375% SENIOR (SECURED) NOTES DUE 2014
                       (Title of the indenture securities)
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                                    GENERAL
Item 1. General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

      New York State Banking Department, State House, Albany, New York 12110.

      Board of Governors of the Federal Reserve System, Washington, D.C., 20551

      Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

      Federal Deposit Insurance Corporation, Washington, D.C., 20429.


      (b) Whether it is authorized to exercise corporate trust powers.

      Yes.


Item 2. Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16. List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-73746 which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-73746, which is incorporated by reference).

      5. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation, was renamed JPMorgan Chase Bank.

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8. Not applicable.

      9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of February 2004.

                                JPMORGAN CHASE BANK

                                By  /s/ Rosa Ciaccia
                                    ------------------
                                    /s/  Rosa Ciaccia
                                         Trust Officer

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 2003, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                     DOLLAR AMOUNTS
                                                                       IN MILLIONS
                                     ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin ...............................................     $ 17,578
  Interest-bearing balances .......................................        9,823
Securities:
Held to maturity securities .......................................          210
Available for sale securities .....................................       57,792
Federal funds sold and securities purchased under
  agreements to resell
  Federal funds sold in domestic offices ..........................        9,491
  Securities purchased under agreements to resell .................       91,241
Loans and lease financing receivables:
  Loans and leases held for sale ..................................       35,681
  Loans and leases, net of unearned income ........................     $170,168
  Less: Allowance for loan and lease losses .......................        3,448
  Loans and leases, net of unearned income and
  allowance .......................................................      166,720
Trading Assets ....................................................      178,938
Premises and fixed assets (including capitalized leases) ..........        6,057
Other real estate owned ...........................................          110
Investments in unconsolidated subsidiaries and
  associated companies ............................................          732
Customers' liability to this bank on
acceptances
  outstanding .....................................................          260
Intangible assets
  Goodwill ........................................................        2,198
  Other Intangible assets .........................................        4,096
Other assets ......................................................       57,193
TOTAL ASSETS ......................................................     $638,120
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                                   LIABILITIES
Deposits

  In domestic offices .............................................     $188,866
  Noninterest-bearing .............................................     $ 76,927
  Interest-bearing ................................................      111,939
  In foreign offices, Edge and Agreement
  subsidiaries and IBF's ..........................................      124,493
Noninterest-bearing ...............................................     $  6,439
  Interest-bearing ................................................      118,054
Federal funds purchased and securities sold under agreements to repurchase:
  Federal funds purchased in domestic offices .....................        4,679
  Securities sold under agreements to repurchase ..................       82,206
Trading liabilities ...............................................      136,012
Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases) .......................       24,937
Bank's liability on acceptances executed and outstanding ..........          260
Subordinated notes and debentures .................................        8,040
Other liabilities .................................................       31,270
TOTAL LIABILITIES .................................................      600,763
Minority Interest in consolidated subsidiaries ....................          358

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................            0
Common stock ......................................................        1,785
Surplus (exclude all surplus related to preferred stock) ..........       16,306
Retained earnings .................................................       18,875
Accumulated other comprehensive income ............................           33
Other equity capital components ...................................            0
TOTAL EQUITY CAPITAL ..............................................       36,999

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ..........     $638,120
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                      WILLIAM B. HARRISON, JR. )
                      LAWRENCE A. BOSSIDY      ) DIRECTORS
                      ELLEN V. FUTTER          )